As filed with the Securities and Exchange Commission on September 24, 2019

Registration No. 333-228906

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	6770	82-1231127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

Telephone: (855) 345-9467

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jed Kaplan

Chief Executive Officer

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Telephone: (855) 345-9467

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Telephone: (561) 514-0936

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check market if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 (“Amendment No. 3”) to the Registration Statement on Form S-1 (File No. 333-228906) of Simplicity Esports and Gaming Company (the “Registration Statement”) is being filed solely for the purpose of (i) filing Exhibits 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB, and 101.PRE, as indicated in Part II of this Amendment No. 3, which exhibits were omitted due to a technical issue not within the registrant’s control at the time that Amendment No. 2 to the Registration Statement was filed with the Securities and Exchange Commission via EDGAR on September 23, 2019, and (ii) revising the SEC registration fee listed in Part II, Item 13 of this Amendment No. 3. This Amendment No. 3 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee		$10,441.88
Transfer agent’s fees and expenses	$	*
Printing expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total expenses	$	*

*	Estimated expenses not presently known.

Item 14.	Indemnification of Directors and Officers.

Our third amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our third amended and restated certificate of incorporation, as amended, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our third amended and restated certificate of incorporation, as amended, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our third amended and restated certificate of incorporation, as amended, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our third amended and restated certificate of incorporation, as amended, limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our third amended and restated certificate of incorporation, as amended, will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

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Notwithstanding the foregoing, a person eligible for indemnification pursuant to our third amended and restated certificate of incorporation, as amended, will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our third amended and restated certificate of incorporation, as amended, is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our third amended and restated certificate of incorporation, as amended, or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our third amended and restated certificate of incorporation, as amended, may have or hereafter acquire under law, our third amended and restated certificate of incorporation, as amended, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our third amended and restated certificate of incorporation, as amended, affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our third amended and restated certificate of incorporation, as amended, will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our third amended and restated certificate of incorporation, as amended.

Our bylaws, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our third amended and restated certificate of incorporation, as amended. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The registrant also intends to enter into indemnification agreements with its future directors and executive officers. The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Item 15.	Recent Sales of Unregistered Securities.

The following is a summary of transactions by us since our inception on April 17, 2018 involving sales of our securities that were not registered under the Securities Act.

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On May 31, 2017, we issued 1,437,500 Founder Shares to Sponsor in exchange for a capital contribution of $25,000. Upon the partial exercise of the underwriters’ over-allotment option on September 13, 2017, 137,500 Founder Shares were forfeited by the Sponsor, for a balance of 1,300,000 Founder Shares held by our Sponsor. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. No underwriting discounts or commissions were paid with respect to such sales.

On August 22, 2017, simultaneously with the consummation of the IPO and the sale of the Public Units, we consummated the private placement of 254,500 Private Placement Units at a price of $10.00 per unit, generating total gross proceeds of $2,545,000. Each unit consisted of (i) one share of Common Stock, (ii) one right receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination, and (iii) one 5-year warrant to purchase one share of Common Stock at an exercise price of $11.50 per share. The Private Placement Units, which were purchased by the Sponsor, are identical to the Public Units, except the Private Placement Warrants underlying the Private Placement Units will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its affiliates or designees. If the Private Placement Units are held by someone other than the initial holder, or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the Public Warrants. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On August 22, 2017, we issued 50,000 shares of Common Stock to Maxim in connection with its services as underwriter for the IPO. Such shares of Common Stock were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On September 13, 2017, simultaneously with the underwriter’s partial exercise of the over-allotment option, we consummated the sale of an additional 7,000 Private Placement Units, generating gross proceeds of $70,000. The issuance of additional Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On September 13, 2018, we issued Maxim an additional 2,000 shares of our Common Stock upon partial exercise of the over-allotment. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On November 20, 2018, we issued 2,000,000 shares of our Common Stock to AHA Holdings Private Limited as an upfront portion of the Transferred Company Shares to be exchange for Additional Smaaash Shares within 6 months after the closing of the Business Combination. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On November 20, 2018, we issued 208,000 shares of Common Stock to Chardan in consideration of services rendered. These shares were issued in reliance on Section 4(a)(2) of the Securities Act. The shares issued to Chardan are subject to the same lock-up and will have the same registration rights as the shares of the Company held by the Sponsor.

On November 20, 2018, upon the consummation of the Business Combination with Smaaash Private, we issued 26,150 shares of Common Stock underlying the Private Placement Rights to the holders of the Private Placement Rights. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

In connection with the closing of the Acquisition of Simplicity Esports LLC, we issued 300,000, 700,000, and 2,000,000 shares of Common Stock, respectively, to the Simplicity Owners on January 4, 2019, January 7, 2019, and March 27, 2019 in exchange for all of the issued and outstanding equity interest of Simplicity Esports LLC held by Simplicity Owners. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On January 4, 2019, upon the closing of the Acquisition of Simplicity Esports LLC, the Series A-1 Note automatically converted into 193,648 shares of Common Stock. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

In 2019, we sold an aggregate of 987,500 units at a purchase price of $2.00 per unit to 12 accredited investors in exchange for receipt of $1,975,000. Each unit consists of (i) one share of Common Stock, and (ii) a 5-year warrant to purchase one share of Common Stock at a purchase price of $4.00. We sold the Units in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

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On March 27, 2019, pursuant to a Restricted Stock Award, we granted Jed Kaplan, our Chief Executive Officer and interim Chief Financial Officer and a member of our board of directors, 120,000 shares of our restricted Common Stock. Such shares vest over a nine month period. As of September 20, 2019, 50,000 of such shares have vested.

On March 27, 2019, pursuant to a Restricted Stock Award, we granted Roman Franklin, our President and a member of our board of directors, 36,000 shares of our restricted Common Stock. Such shares vest over a nine month period. As of September 20, 2019, 15,000 of such shares have vested.

On March 27, 2019, pursuant to a Restricted Stock Award, we granted Steve Grossman, President of Simplicity Esports, LLC, a wholly owned subsidiary of our company, 24,000 shares of our restricted Common Stock. Such shares vest over a nine month period. As of September 20, 2019, 10,000 of such shares have vested.

Each of the Restricted Stock Awards was entered into in connection with entry into employment agreements with each of Messrs. Kaplan, Franklin and Grossman on December 31, 2018. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On May 31, 2019, we issued 100,000 shares of Common Stock to Polar in exchange for Polar Asset Management Partners Inc.’s (“Polar”) forgiveness of $143,476 owed by us to Polar under that that certain Stock Purchase Agreement, dated as of November 2, 2018, between Polar and us. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On July 30, 2019, in connection with the acquisition of a 100% interest in PLAYLive Nation, Inc. (“PLAYLive”) by way of merger, the Company issued 750,000 shares of the Company’s common stock in exchange for 100% of the issued and outstanding common stock from the owners of PLAYLive. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.
(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

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EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Share Subscription Agreement, dated May 3, 2018, by and among the Company, Smaaash Private, and the Smaaash Founders, incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
2.2	Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
2.3	Second Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
2.4	Third Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, incorporated by reference to Annex A to the Company’s Proxy Statement Supplement, which was filed with the SEC on November 5, 2018
2.5	Fourth Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, dated as of November 15, 2018(1)
3.1	Third Amended and Restated Certificate of Incorporation(1)
3.2	Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on January 2, 2019(10)
3.3	Bylaws (2)
4.1	Specimen Common Stock Certificate (4)
4.2	Specimen Warrant Certificate (4)
4.3	Warrant Agreement, dated August 16, 2017, by and between Continental Stock Transfer & Trust Company and the Company (3)
5.1	Opinion of Anthony L.G., PLLC #
10.1	Master Franchise Agreement, dated November 20, 2018, by and between the Company and Smaaash Private(1)
10.2	Master License and Distribution Agreement, dated November 20, 2018, by and between the Company and Smaaash Private(1)
10.3	Settlement and Release Agreement, dated November 20, 2018, by and between the Company and Maxim Group LLC(1)
10.4	Demand Secured Promissory Note, dated November 20, 2018, issued to Maxim Group LLC(1)
10.5	Escrow Agreement, dated November 20, 2018, by and among the Company, Ellenoff Grossman and Schole LLP and Shripal Morakhia(1)
10.6	Smaaash Entertainment Inc. 2018 Equity Incentive Plan, incorporated by reference to Annex F to the Company’s Proxy Statement filed with the SEC on September 19, 2018 †
10.7	Side Letter, dated November 16, 2018, by and between the Company and Chardan Capital Markets, LLC (1)
10.8	Letter of Undertaking, dated November 16, 2018, by Smaaash Private and Smaaash Founders(1)
10.9	Addendum to Master Franchise Agreement, dated November 29, 2018, by and between the Company and Smaaash Private(1)
10.10	Promissory Note, dated May 31, 2017, issued to I-AM Capital Partners LLC, our sponsor (2)
10.11	Letter Agreement, dated August 16, 2017, by and between the Company, the Sponsor and the officers and directors of the Company (3)
10.12	Registration Rights Agreement, dated August 16, 2017, by and among the Company and our sponsor (3)
10.13	Securities Subscription Agreement, dated May 31, 2017, among the Registrant and our sponsor (5)
10.14	Amended and Restated Unit Purchase Agreement, dated August 11, 2017, between the Registrant and our sponsor (6)
10.15	Form of Indemnity Agreement (3)
10.16	Administrative Services Agreement, dated August 16, 2017, by and between the Company and our sponsor (3)

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10.17	Shareholders’ Agreement, dated May 3, 2018, by and among the Company, FW Metis Limited, Mitesh R. Gowani, the Smaaash Founders, and Smaaash Private, incorporated by reference to Annex D to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
10.18	Stock Purchase Agreement, dated as of November 2, 2018, by and between the Company and Polar Asset Management Partners Inc. (7)
10.19	Stock Purchase Agreement, dated as of November 5, 2018, by and between the Company and K2 Principal Fund L.P. (7)
10.20	Amendment, dated December 20, 2018, by and among the Company, Polar Asset Management Partners Inc., and The K2 Principal Fund L.P. (8)
10.21	Share Exchange Agreement, dated December 21, 2018, by and among Smaaash Entertainment Inc., Simplicity Esports, LLC, Jed Kaplan and each of the equity holders of Simplicity Esports, LLC (9)
10.22	Amendment No. 1 to Share Exchange Agreement, dated December 28, 2018, by and among Smaaash Entertainment Inc., Simplicity Esports, LLC, Jed Kaplan and each of the equity holders of Simplicity Esports, LLC (9)
10.23	Securities Exchange Agreement, dated December 20, 2018, by and between Smaaash Entertainment Inc. and Maxim Group LLC (9)
10.24	Series A-1 Exchange Convertible Note (9)
10.25	Series A-2 Exchange Convertible Note (9)
10.26	Registration Rights Agreement, dated December 20, 2018, by and between Smaaash Entertainment Inc. and Maxim Group LLC (9)
10.27	Lock-Up Agreement, dated December 20, 2018, by and between Smaaash Entertainment Inc. and Maxim Group LLC (9)
10.28	Amendment No. 2 to Share Exchange Agreement, dated December 30, 2018, by and among the Company, Simplicity Esports, LLC, and Jed Kaplan(10)
10.29	Voting Agreement, Dated December 31, 2018, between the Company and the stockholders of the Company party thereto(10)
10.30	Employment Agreement, dated December 31, 2018, between the Company and Jed Kaplan(10) †
10.32	Employment Agreement, dated December 31, 2018, between the Company and Roman Franklin(10) †
10.33	Employment Agreement, dated December 31, 2018, between the Company and Steven Grossman(10) †
10.34	Restricted Stock Award Agreement dated March 27, 2019 between the registrant and Jed Kaplan(11) †
10.35	Restricted Stock Award Agreement dated March 27, 2019 between the registrant and Roman Franklin(11) †
10.36	Restricted Stock Award Agreement dated March 27, 2019 between the registrant and Steve Grossman(11) †
10.37	Agreement and Plan of Merger, dated July 25, 2019, among the registrant, PLAYLive Nation, Inc., and owners of PLAYLive Nation, Inc. (12)
14.1	Code of Ethics (3)
21.1	List of Subsidiaries #
23.1	Consent of Prager Metis CPAs, LLC #
23.2	Consent of Anthony L.G., PLLC (included on Exhibit 5.1) #

101.INS	XBRL Instance Document *
101.SCH	XBRL Taxonomy Extension Schema Document *
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document *
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	XBRL Taxonomy Extension Label Linkbase Document *
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document *

* Filed herewith

† Includes management contracts and compensation plans and arrangements

# Previously filed

(1)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on November 30, 2018
(2)	Incorporated by reference to exhibits to the Company’s Registration Statement on Form S-1 filed on July 12, 2017
(3)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on August 22, 2017.
(4)	Incorporated by reference to exhibits to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on July 31, 2017
(5)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on May 9, 2018
(6)	Incorporated by reference to exhibits to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on August 14, 2017
(7)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on November 7, 2018
(8)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on December 26, 2018
(9)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on December 28, 2018
(10)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on January 7, 2019.
(11)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on April 2, 2019.
(12)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on August 1, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on September 24, 2019.

SIMPLICITY ESPORTS AND GAMING COMPANY

By:	/s/ Jed Kaplan
Jed Kaplan
Chief Executive Officer and interim Chief Financial Officer (principal executive officer and principal financial officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities held on September 24, 2019.

Name	Position	Date

/s/ Jed Kaplan	Chief Executive Officer, interim	September 24, 2019
Jed Kaplan	Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Donald R. Caldwell*	Chairman	September 24, 2019
Donald R. Caldwell

/s/ F. Jacob Cherian*	Director	September 24, 2019
F. Jacob Cherian

/s/ Suhel Kanuga*	Director	September 24, 2019
Suhel Kanuga

/s/ Roman Franklin*	Director	September 24, 2019
Roman Franklin

/s/ Max Hooper*	Director	September 24, 2019
Max Hooper

/s/ Frank Leavy *	Director	September 24, 2019
Frank Leavy

/s/ Edward Leonard Jaroski*	Director	September 24, 2019
Edward Leonard Jaroski

/s/ William H. Herrmann*	Director	September 24, 2019
William H. Herrmann

*By:	/s/ Jed Kaplan
as attorney-in-fact

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